UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2020

Gevo, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310

Englewood, CO 80112

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information included in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 8.01     Other Events.

On March 31, 2020, Gevo, Inc. (the “Company”) announced that, due to the impact the COVID-19 pandemic has had on the economy and the Company’s industry, the Company has suspended production operations at its production facility in Luverne, Minnesota (the “Luverne Facility”) for the foreseeable future. In connection with the suspension of operations and the overall economic disruption caused by the COVID-19 pandemic, the Company also terminated 30 employees who worked at both the Luverne Facility and at the Company’s corporate headquarters in Colorado.

In response to the impact of the global COVID-19 pandemic, each of Patrick R. Gruber, the Company’s Chief Executive Officer, Christopher M. Ryan, its President, Chief Operating Officer and Chief Technology Officer, L. Lynn Smull, its Chief Financial Officer, Geoffrey T. Williams, Jr., its General Counsel & Secretary, and Carolyn M. Romero, its Vice President—Controller and Principal Accounting Officer (collectively, the “Officers”) will voluntarily accept 20% reductions to their base salaries. These reductions will be effective as of April 1, 2020 for a period of 90 days thereafter. In connection with the 20% salary reduction, the Officers will be granted Company stock in the form of restricted stock awards in an amount equal to the 20% reduction. Certain remaining employees that earn above a certain dollar threshold have also agreed to take a 20% salary reduction over the next three months, with the 20% portion to be paid in the form of restricted stock awards. With these steps, the Company expects to save several million dollars of cash burn during 2020.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Dated: March 31, 2020	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
General Counsel and Secretary